UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 7, 2020

Air T, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037__________
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

________________Not applicable_________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Item 1.01    Entry into a Material Definitive Agreement

On November 24, 2020, Contrail Aviation Support, LLC (“CAS”) and Contrail Aviation Leasing, LLC ( “CAL”), 79%-owned subsidiaries of Air T, Inc. (the “Company”) and Old National (“ONB”), entered into Supplement #8 to Master Loan Agreement and related documentation for a loan (the “Main Street Loan”) in the aggregate amount of $43,598,000 for which ONB served as lender pursuant to the Main Street Priority Loan Facility as established by the Board of Governors of the Federal Reserve System Section 13(3) of the Federal Reserve Act. On December 7, 2020, the Company learned that the Main Street Loan had been approved. The loan transaction was completed on December 8, 2020. The loan proceeds are to be used as working capital to support the operations of CAS and CAL in the ordinary course of business, which includes the acquisition from time to time of aircraft and engines and the indebtedness incurred is subject to the terms and provisions of the Master Loan Agreement.

The principal terms of the Main Street loan – Term Note G are: (a) interest on the loan accrues at a floating rate of LIBOR plus 3.00% and interest is payable commencing November 24, 2021; (b) 15% principal payments plus 15% of the amount of capitalized interest are due on November 24, 2023 and 2024, with the remainder due on the loan maturity date – November 24, 2025; (c) the loan is not guaranteed; and, (d) a 2% origination fee was paid on funding of the loan. The loan contains affirmative covenants as to cash flow coverage and tangible net worth. The terms of the loan provide for customary events of default, including, among others, those relating to a failure to make payment, breaches of representations and covenants, and the occurrence of certain events. The loan is secured by a security interest in the assets of CAS and CAL.

The foregoing description of the Main Street Loan does not purport to be complete and is qualified in its entirety by reference to Supplement #8 to Master Loan Agreement, Promissory Note - Term Note G, and the Security Agreements of CAS and CAL, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Also on November 24, 2020, but effective December 8, 2020 upon notice that the Main Street Loan had been approved and funded, CAS and CAL and ONB entered into a First Amendment to Master Loan Agreement (the “First Amendment”), pursuant to which the Master Loan Agreement dated June 24, 2019 between the parties was amended. The First Amendment permits CAS’ participation and investment in and services to one or more investment vehicles established for the purpose of acquiring aircraft and engines with certain conditions and provisos, including (i) that for purposes of the definition of Tangible Net Worth, no equity investment by CAS into an investment vehicle shall be included in the calculation of total assets unless such investment has been approved by the lender in writing and (ii) no equity investment shall be made in an investment vehicle without prior lender approval. Other than as specifically referenced in the First Amendment, the Master Loan Agreement remains in full force and effect.

The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the First Amendment filed as Exhibit 10.5 hereto and incorporated by reference herein.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

10.1.Supplement #8 to Master Loan Agreement dated November 24, 2020 between Borrowers Contrail Aviation Support, LLC and Contrail Aviation Leasing, LLC and Lender Old National Bank.
10.2.$43,598,000 Promissory Note – Term Note G of Contrail Aviation Support, LLC and Contrail Aviation Leasing, LLC in favor of Old National Bank dated November 24, 2020.
10.3.Commercial Security Agreement of Contrail Aviation Support, LLC dated November 24, 2020.
10.4.Commercial Security Agreement of Contrail Aviation Leasing, LLC dated November 24, 2020.
10.5.First Amendment to Master Loan Agreement, dated November 24, 2020 between Contrail Aviation Support, LLC, Contrail Aviation Leasing, LLC and Old National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2020

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer

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